EXHIBIT 10.11

AMENDMENT AGREEMENT

This amendment agreement dated as of December 31, 2009 (the "Third Amendment Agreement") is between Omagine, Inc. (formerly Alfa International Holdings Corp.), a Delaware corporation (the "Company") and Sam Hamdan, an individual ("Hamdan").

This Third Amendment Agreement is an amendment to that certain consulting agreement dated March 19, 2007 to which the Company and Hamdan are Parties (the "March Agreement") as amended by that certain “Amendment Agreement” dated December 31, 2007 and that certain “Second Amendment Agreement” dated December 31, 2008 and is made pursuant to Section 12 thereof.  All capitalized terms in this Third Amendment Agreement shall, unless otherwise indicated herein, have the meanings assigned to them in the March Agreement (a copy of which is attached hereto as Exhibit A.)

The Parties hereby agree as follows:

     1.           The words in Section 2(ii) of the March Agreement, the Amended Agreement and the Second Amendment Agreement are hereby deleted in their entirety and replaced by the following words: "December 31, 2010, or"

     2.           All other terms and conditions of the March Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Second Amendment Agreement as of December 31, 2009.

Sam Hamdan	Omagine, Inc. a Delaware corporation
By: /s/ Sam Hamdan	By: /s/ Frank J. Drohan
Sam Hamdan	Frank J. Drohan
President